Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors

TranSwitch Corporation:

We consent to the incorporation by reference in the registration statements (Nos. 333-114238, 333-69005, 333-105332, 333-109102, 333-109571, 333-131772, 333-140509 and 333-145336) on Form S-3 and (Nos. 333-75800, 333-70344, 333-44032, 333-83187, 33-94234, 333-89798, 333-131773 and 333-126129) on Form S-8 of TranSwitch Corporation and subsidiaries of our report dated March 12, 2008, relating to the consolidated balance sheets of TranSwitch Corporation and subsidiaries as of December 31, 2007 and 2006, and the related consolidated statements of operations, stockholders’ equity and comprehensive loss, and cash flows for each of the years in the three-year period ended December 31, 2007, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2007, which report appears in the December 31, 2007 annual report on Form 10-K of TranSwitch Corporation and subsidiaries.

/s/ UHY LLP

New Haven, Connecticut
September 15, 2008